Exhibit 99.1
Zoom Video Communications Reports Financial Results for the First Quarter of Fiscal Year 2023
•First quarter total revenue of $1,073.8 million, up 12% year over year
•First quarter GAAP operating margin of 17.4% and non-GAAP operating margin of 37.2%
•First quarter net cash provided by operating activities of $526.2 million, a 49.0% margin
•Number of customers contributing more than $100,000 in trailing 12 months revenue up 46% year over year
San Jose, California – May 23, 2022 – Zoom Video Communications, Inc. (NASDAQ: ZM), today announced financial results for the first fiscal quarter ended April 30, 2022.
“In Q1, we launched Zoom Contact Center, Zoom Whiteboard and Zoom IQ for Sales, demonstrating our continued focus on enhancing the customer experience and promoting hybrid work. We believe these innovative solutions will further expand our market opportunity for future growth and expansion with customers,” said Zoom founder and CEO, Eric S. Yuan. “Additionally in Q1, we delivered revenue of over one billion dollars driven by ongoing success in Enterprise, Zoom Rooms, and Zoom Phone, which reached 3 million seats during the quarter. We also maintained strong profitability and cash flow, including 17% in GAAP operating margin, approximately 37% non-GAAP operating margin, approximately 49% operating cash flow margin, and over 46% adjusted free cash flow margin.”
First Quarter Fiscal Year 2023 Financial Highlights:
•Revenue: Total revenue for the first quarter was $1,073.8 million, up 12% year over year.
•Income from Operations and Operating Margin: GAAP income from operations for the first quarter was $187.1 million, compared to GAAP income from operations of $226.3 million in the first quarter of fiscal year 2022. After adjusting for stock-based compensation expense and related payroll taxes, litigation settlements, net, and acquisition-related expenses, non-GAAP income from operations for the first quarter was $399.6 million, compared to non-GAAP income from operations of $400.9 million in the first quarter of fiscal year 2022. For the first quarter, GAAP operating margin was 17.4% and non-GAAP operating margin was 37.2%.
•Net Income and Diluted Net Income Per Share: GAAP net income attributable to common stockholders for the first quarter was $113.6 million, or $0.37 per share, compared to GAAP net income attributable to common stockholders of $227.4 million, or $0.74 per share in the first quarter of fiscal year 2022.
Non-GAAP net income for the first quarter was $315.8 million, after adjusting for stock-based compensation expense and related payroll taxes, litigation settlements, net, losses on strategic investments, net, acquisition-related expenses, undistributed earnings attributable to participating securities, and the tax effects on non-GAAP adjustments. Non-GAAP net income per share was $1.03. In the first quarter of fiscal year 2022, non-GAAP net income was $402.1 million, or $1.32 per share.
•Cash and Marketable Securities: Total cash, cash equivalents, and marketable securities, excluding restricted cash, as of April 30, 2022 was $5.7 billion.
•Cash Flow: Net cash provided by operating activities was $526.2 million for the first quarter, compared to $533.3 million in the first quarter of fiscal year 2022. Adjusted free cash flow, which is net cash provided by operating activities less purchases of property and equipment, plus litigation settlement payments, net, was $501.1 million, compared to $454.2 million in the first quarter of fiscal year 2022.
Customer Metrics: Drivers of total revenue included acquiring new customers and expanding across existing customers. At the end of the first quarter of fiscal year 2023, Zoom had:
•Approximately 198,900 Enterprise customers, up 24% from the same quarter last fiscal year.
•A trailing 12-month net dollar expansion rate for Enterprise customers of 123%.
•2,916 customers contributing more than $100,000 in trailing 12 months revenue, up approximately 46% from the same quarter last fiscal year.

Financial Outlook: Zoom is providing the following guidance for its second quarter fiscal year 2023 and its full fiscal year 2023.
•Second Quarter Fiscal Year 2023: Total revenue is expected to be between $1.115 billion and $1.120 billion and non-GAAP income from operations is expected to be between $360.0 million and $365.0 million. Non-GAAP diluted EPS is expected to be between $0.90 and $0.92 with approximately 308 million non-GAAP weighted average shares outstanding.
•Full Fiscal Year 2023: Total revenue is expected to be between $4.530 billion and $4.550 billion. Full fiscal year non-GAAP income from operations is expected to be between $1.480 billion and $1.500 billion. Full fiscal year non-GAAP diluted EPS is expected to be between $3.70 and $3.77 with approximately 309 million non-GAAP weighted average shares outstanding.
Additional information on Zoom's reported results, including a reconciliation of the non-GAAP results to their most comparable GAAP measures, is included in the financial tables below. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of expenses that may be incurred in the future, although it is important to note that these factors could be material to Zoom's results computed in accordance with GAAP.
A supplemental financial presentation and other information can be accessed through Zoom’s investor relations website at investors.zoom.us.
Zoom Video Earnings Call
Zoom will host a Zoom Video Webinar for investors on May 23, 2022 at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time to discuss the company’s financial results, business highlights and financial outlook. Investors are invited to join the Zoom Video Webinar by visiting: https://investors.zoom.us/
About Zoom
Zoom is for you. Zoom is a space where you can connect to others, share ideas, make plans, and build toward a future limited only by your imagination. Our frictionless communications platform is the only one that started with video as its foundation, and we have set the standard for innovation ever since. That is why we are an intuitive, scalable, and secure choice for large enterprises, small businesses, and individuals alike. Founded in 2011, Zoom is publicly traded (NASDAQ:ZM) and headquartered in San Jose, California. Visit zoom.com and follow @zoom.
Forward-Looking Statements
This press release contains express and implied “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding Zoom's financial outlook for the second quarter of fiscal year 2023 and full fiscal year 2023, Zoom’s market position, opportunities, and growth strategy, product initiatives and go-to market motions and the expected benefits resulting from the same, and market trends. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “will,” “would,” “should,” “could,” “can,” “predict,” “potential,” “target,” “explore,” “continue,” or the negative of these terms, and similar expressions intended to identify forward-looking statements. By their nature, these statements are subject to numerous uncertainties and risks, including factors beyond our control, that could cause actual results, performance or achievement to differ materially and adversely from those anticipated or implied in the statements, including: declines in new customers and hosts, renewals or upgrades, difficulties in evaluating our prospects and future results of operations given our limited operating history, competition from other providers of communications platforms, continued uncertainty regarding the extent and duration of the impact of COVID-19 and the responses of government and private industry thereto, including the potential effect on our user growth rate as the impact of the COVID-19 pandemic tapers, particularly as users return to work or school or are otherwise no longer subject to limitations on in-person meetings, as well as the impact of COVID-19 on the overall economic environment, any or all of which will have an impact on demand for remote work solutions for businesses as well as overall distributed, face-to-face interactions and collaboration using Zoom, delays or outages in services from our co-located data centers, failures in internet infrastructure or interference with broadband access which could cause current or potential users to believe that our systems are unreliable, market volatility, and global security concerns and their potential impact on regional and global economies and supply chains. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” and elsewhere in our most recent filings with the Securities and Exchange Commission (the “SEC”), including our annual report on Form 10-K for the fiscal year ended January 31, 2022. Forward-looking statements speak only as of the date the statements are made and are based on information available to Zoom at the time those statements are made and/or management's good faith belief as of that time with respect to future events. Zoom assumes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, except as required by law.

Non-GAAP Financial Measures
Zoom has provided in this press release financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). Zoom uses these non-GAAP financial measures internally in analyzing its financial results and believes that use of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing operating results and trends and in comparing Zoom’s financial results with other companies in its industry, many of which present similar non-GAAP financial measures.
Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with Zoom’s condensed consolidated financial statements prepared in accordance with GAAP. A reconciliation of Zoom’s historical non-GAAP financial measures to the most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.
Non-GAAP Income From Operations and Non-GAAP Operating Margin. Zoom defines non-GAAP income from operations as income from operations excluding stock-based compensation expense and related payroll taxes, acquisition-related expenses, and litigation settlements, net. Zoom excludes stock-based compensation expense because it is non-cash in nature and excluding this expense provides meaningful supplemental information regarding Zoom’s operational performance and allows investors the ability to make more meaningful comparisons between Zoom’s operating results and those of other companies. Zoom excludes the amount of employer payroll taxes related to employee stock plans, which is a cash expense, in order for investors to see the full effect that excluding stock-based compensation expense had on Zoom's operating results. In particular, this expense is dependent on the price of our common stock and other factors that are beyond our control and do not correlate to the operation of the business. Zoom views acquisition-related expenses when applicable, such as amortization of acquired intangible assets, transaction costs, and acquisition-related retention payments that are directly related to business combinations as events that are not necessarily reflective of operational performance during a period. Zoom excludes significant litigation settlements, net of amounts covered by insurance, that we deem not to be in the ordinary course of our business. In particular, Zoom believes the consideration of measures that exclude such expenses can assist in the comparison of operational performance in different periods which may or may not include such expenses and assist in the comparison with the results of other companies in the industry.
Non-GAAP Net Income and Non-GAAP Net Income Per Share, Basic and Diluted. Zoom defines non-GAAP net income and non-GAAP net income per share, basic and diluted, as GAAP net income attributable to common stockholders and GAAP net income per share attributable to common stockholders, basic and diluted, respectively, adjusted to exclude stock-based compensation expense and related payroll taxes, acquisition-related expenses, gains/losses on strategic investments, net, litigation settlements, net, income tax benefits from discrete activities, and undistributed earnings attributable to participating securities. Zoom excludes gains on strategic investments, net because given the size and volatility in the ongoing adjustments to the valuation of our strategic investments, we believe that excluding these gains or losses facilitates a more meaningful evaluation of our operational performance. Zoom excludes income tax benefits from discrete activities, including the income tax benefit related to the release of the US federal and state valuation allowance, because of their nonrecurring nature. Zoom excludes undistributed earnings attributable to participating securities because they are considered by management to be outside of Zoom’s core operating results, and excluding them provides investors and management with greater visibility to the underlying performance of Zoom’s business operations, facilitates comparison of its results with other periods and may also facilitate comparison with the results of other companies in the industry.
Free Cash Flow, Adjusted Free Cash Flow and Adjusted Free Cash Flow Margin. Zoom defines free cash flow as GAAP net cash provided by operating activities less purchases of property and equipment. Zoom defines adjusted free cash flow as free cash flow plus litigation settlement payments, net. Zoom adds back litigation settlement payments, net because they are not part of Zoom's ongoing operating activities, and the consideration of measures that exclude such payments can assist in the comparison of cash generated from operations in different periods which may or may not include such payments and assist in the comparison with the results of other companies in the industry. Zoom considers free cash flow and adjusted free cash flow to be liquidity measures that provide useful information to management and investors regarding net cash provided by operating activities and cash used for investments in property and equipment required to maintain and grow the business.
Customer Metrics
Zoom defines a customer as a separate and distinct buying entity, which can be a single paid host or an organization of any size (including a distinct unit of an organization) that has multiple paid hosts. Zoom defines Enterprise customers as distinct business units who have been engaged by either Zoom’s direct sales team, channel partners or independent software vendor partners.
Zoom calculates net dollar expansion rate as of a period end by starting with the annual recurring revenue (“ARR”) from Enterprise customers as of 12 months prior (“Prior Period ARR”). Zoom defines ARR as the annualized revenue run rate of subscription agreements from all customers at a point in time. Zoom calculates ARR by taking the monthly recurring revenue (“MRR”) and multiplying it by 12. MRR is defined as the recurring revenue run-rate of subscription agreements from all Enterprise customers for the last month of the period, including revenue from monthly subscribers who have not provided any indication that they intend to cancel their subscriptions. Zoom then calculates the ARR from these Enterprise customers as of the current period end (“Current Period ARR”), which includes any upsells, contraction, and attrition. Zoom divides the Current Period ARR by the Prior Period ARR to arrive at the net dollar expansion rate. For the trailing 12 months calculation, Zoom takes an average of the net dollar expansion rate over the trailing 12 months.
Zoom Contacts
Public Relations
Colleen Rodriguez
Head of Global Public Relations and Executive Communications
press@zoom.us

Investor Relations
Tom McCallum
Head of Investor Relations
investors@zoom.us

Zoom Video Communications, Inc.
Condensed Consolidated Balance Sheets
(In thousands)

	As of
	April 30, 2022	January 31, 2022
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$1,407,305	$1,062,820
Marketable securities	4,318,974	4,356,446
Accounts receivable, net	483,879	419,673
Deferred contract acquisition costs, current	211,575	199,266
Prepaid expenses and other current assets	142,545	145,602
Total current assets	6,564,278	6,183,807
Deferred contract acquisition costs, noncurrent	161,315	164,714
Property and equipment, net	240,611	222,354
Operating lease right-of-use assets	92,036	95,965
Strategic investments	343,160	367,814
Goodwill	27,607	27,607
Deferred tax assets	419,979	382,296
Other assets, noncurrent	107,727	106,761
Total assets	$7,956,713	$7,551,318
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$22,506	$7,841
Accrued expenses and other current liabilities	500,101	430,415
Deferred revenue, current	1,286,403	1,141,435
Total current liabilities	1,809,010	1,579,691
Deferred revenue, noncurrent	44,644	38,481
Operating lease liabilities, noncurrent	80,201	85,018
Other liabilities, noncurrent	74,971	68,110
Total liabilities	2,008,826	1,771,300

Stockholders’ equity:
Preferred stock	—	—
Common stock	299	299
Additional paid-in capital	3,831,060	3,749,514
Accumulated other comprehensive loss	(45,237)	(17,902)
Retained earnings	2,161,765	2,048,107
Total stockholders’ equity	5,947,887	5,780,018
Total liabilities and stockholders’ equity	$7,956,713	$7,551,318

Note: The amount of unbilled accounts receivable included within accounts receivable, net on the condensed consolidated balance sheets was $68.6 million and $59.7 million as of April 30, 2022 and January 31, 2022, respectively.

Zoom Video Communications, Inc.
Condensed Consolidated Statements of Operations
(Unaudited, in thousands, except share and per share amounts)

	Three Months Ended April 30,
	2022	2021
Revenue	$1,073,800	$956,237
Cost of revenue	261,821	264,994
Gross profit	811,979	691,243
Operating expenses:
Research and development	144,291	65,175
Sales and marketing	362,783	245,667
General and administrative	117,840	154,089
Total operating expenses	624,914	464,931
Income from operations	187,065	226,312
Losses on strategic investments, net	(36,404)	—
Other (expense) income, net	(6,989)	2,619
Income before provision for income taxes	143,672	228,931
Provision for income taxes	30,014	1,400
Net income	113,658	227,531
Undistributed earnings attributable to participating securities	(18)	(148)
Net income attributable to common stockholders	$113,640	$227,383

Net income per share attributable to common stockholders:
Basic	$0.38	$0.77
Diluted	$0.37	$0.74
Weighted-average shares used in computing net income per share attributable to common stockholders:
Basic	299,147,105	293,794,778
Diluted	306,614,220	305,412,419

Zoom Video Communications, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Three Months Ended April 30,
	2022	2021
Cash flows from operating activities:
Net income	$113,658	$227,531
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation expense	209,363	98,969
Amortization of deferred contract acquisition costs	56,780	37,766
Losses on strategic investments, net	36,404	—
Depreciation and amortization	15,280	10,663
Provision for accounts receivable allowances	13,097	4,055
Non-cash operating lease cost	5,451	4,274
Amortization on marketable securities	3,604	5,596
Other	12,730	270
Changes in operating assets and liabilities:
Accounts receivable	(83,605)	(75,665)
Prepaid expenses and other assets	(27,235)	(29,975)
Deferred contract acquisition costs	(65,690)	(47,813)
Accounts payable	11,153	1,592
Accrued expenses and other liabilities	78,236	88,656
Deferred revenue	152,974	210,896
Operating lease liabilities, net	(6,049)	(3,513)
Net cash provided by operating activities	526,151	533,302
Cash flows from investing activities:
Purchases of marketable securities	(611,662)	(1,425,451)
Maturities of marketable securities	609,327	291,047
Purchases of property and equipment	(25,038)	(79,074)
Purchases of strategic investments	(11,750)	(6,500)
Purchases of intangible assets	(3,211)	—
Net cash used in investing activities	(42,334)	(1,219,978)
Cash flows from financing activities:
Cash paid for repurchases of common stock	(132,412)	—
Proceeds from employee equity transactions remitted to employees and tax authorities, net	(4,086)	(9,984)
Proceeds from exercise of stock options	3,255	3,368
Other	—	337
Net cash used in financing activities	(133,243)	(6,279)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(9,425)	—
Net increase (decrease) in cash, cash equivalents, and restricted cash	341,149	(692,955)
Cash, cash equivalents, and restricted cash – beginning of period	1,073,353	2,293,116
Cash, cash equivalents, and restricted cash – end of period	$1,414,502	$1,600,161

Zoom Video Communications, Inc.
Reconciliation of GAAP to Non-GAAP Measures
(Unaudited, in thousands, except share and per share amounts)

	Three Months Ended April 30,
	2022	2021
GAAP income from operations	$187,065	$226,312
Add:
Stock-based compensation expense and related payroll taxes	212,862	104,375
Litigation settlements, net	(4,226)	66,916
Acquisition-related expenses	3,934	3,284
Non-GAAP income from operations	$399,635	$400,887
GAAP operating margin	17.4%	23.7%
Non-GAAP operating margin	37.2%	41.9%

GAAP net income attributable to common stockholders	$113,640	$227,383
Add:
Stock-based compensation expense and related payroll taxes	212,862	104,375
Litigation settlements, net	(4,226)	66,916
Losses on strategic investments, net	36,404	—
Acquisition-related expenses	3,934	3,284
Undistributed earnings attributable to participating securities	18	148
Tax effects on non-GAAP adjustments	(46,846)	—
Non-GAAP net income	$315,786	$402,106

Net income per share - basic and diluted:
GAAP net income per share - basic	$0.38	$0.77
Non-GAAP net income per share - basic	$1.06	$1.37
GAAP net income per share - diluted	$0.37	$0.74
Non-GAAP net income per share - diluted	$1.03	$1.32

GAAP and non-GAAP weighted-average shares used to compute net income per share - basic	299,147,105	293,794,778
GAAP and non-GAAP weighted-average shares used to compute net income per share - diluted	306,614,220	305,412,419

Net cash provided by operating activities	$526,151	$533,302
Less: Purchases of property and equipment	(25,038)	(79,074)
Free cash flow (non-GAAP)	$501,113	$454,228
Add: Litigation settlement payments, net	—	—
Adjusted free cash flow (non-GAAP)	$501,113	$454,228
Net cash used in investing activities	$(42,334)	$(1,219,978)
Net cash used in financing activities	$(133,243)	$(6,279)
Operating cash flow margin (GAAP)	49.0%	55.8%
Adjusted free cash flow margin (non-GAAP)	46.7%	47.5%